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                                                                   EXHIBIT 10.28





February 25, 1998



Walter C. Babcock
President
Bend Research, Inc.
64550 Research Road
Bend, OR   97701

Re: Reduced R&D Programs obligation under the License Agreement (the "Agreement") dated November 1, 1993 between Consep, Inc. ("Consep") and Bend Research, Inc. ("Bend") for the calendar year 1998.

Dear Chris:

        Pursuant to Paragraph 4.2 of the Agreement, this letter is to confirm our mutual agreement regarding Consep's R&D Program obligation, as set forth in Paragraph 4.1 of the Agreement. Bend agrees with Consep that a reduction in that obligation is needed to maximize the value of our investment. The R&D Program obligation is, therefore, reduced to no minimum requirement for the calendar year 1998. Also, during 1998 there is no required portion of the R&D Program obligation that must be spent on biorational products. Except as set forth above, the rights of the parties under the Agreement shall remain unchanged.

        This reduction in Consep's R&D Program obligation does not constitute any intent to reduce that obligation in any subsequent calendar year or to reduce any other Consep obligation during 1998 or any subsequent calendar year.

        If the above accurately reflects your understanding of our mutual agreement, please sign and date the enclosed copy of this letter and return it to me.

Best regards,

/s/  Volker G. Oakey
-------------------------
Volker G. Oakey
President

Accepted and agreed to:

BEND RESEARCH, INC.

By: /s/ Walter C. Babcock                       Date: February 26, 1998
    -------------------------
        Walter C. Babcock